     As filed with the Securities and Exchange Commission on March 22, 1996

                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                            DANIEL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                         74-1547355
(State or other jurisdiction of incorporation or        (I.R.S Employer Identification No.)
                  organization)

              9753 PINE LAKE DRIVE,
                 HOUSTON, TEXAS                                         77055
       (Address of Principal Executive Offices)                       (Zip Code)

                            DANIEL INDUSTRIES, INC.

                               1995 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN

                                THOMAS L. SIVAK
                            DANIEL INDUSTRIES, INC.
                              9753 PINE LAKE DRIVE
                             HOUSTON, TEXAS  77055
                    (Name and address of agent for service)

                                 (713) 467-6000
         (Telephone number, including area code, of agent for service)

                         ------------------------------

                                   Copies to:
                            GREGORY J. SERGESKETTER
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                       Proposed maximum         Proposed maximum
   Title of securities         Amount to be           offering price per       aggregate offering          Amount of
    to be registered            registered                share (1)                 price (1)          registration fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $1.25
      par value (2)         170,000 shares (1)          $13.9375 (3)           $2,369,375 (4)              $817.03
====================================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the Plan.

(2)   Includes the preferred stock purchase rights associated with the Common
      Stock.

(3) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee and based upon the average of the high and low price of a share of Common Stock on the New York Stock Exchange consolidated reporting system on March 20, 1996 which was $13.9375.

      This Registration Statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995;

          (c)  The Company's Current Report on Form 8-K dated December 12,
1995;

          (d) The description of the Common Stock set forth under the caption "Description of Securities to be Registered" contained in the Company's Registration Statement on Form 8-B dated May 26, 1988;

          (e) The description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A dated June 1, 1990; and

          (f) The "Description of Common Stock and Rights" contained in the Company's Registration Statement on Form S- 3 (Registration No. 33-40160).

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

           Not applicable.

Item 5.    Interests of Named Experts and Counsel

           Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Thomas L. Sivak, an Executive Officer of and General Counsel to the Company.

Item 6.    Indemnification of Directors and Officers

           The Company's Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. Except as set forth below, if a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy may be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. Under the Company's Certificate of Incorporation, no director of the Company will be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty, except liability (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation further provides that, if the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.

           Under Article IX of the Company's By-laws as currently in effect, each person who is or was a director or officer of the Company, or who serves or served any other enterprise or organization as such at the request of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

           Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization as such at the request of the Company, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

           Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (i) expenses, including attorneys' fees, and (ii) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

           If unsuccessful in defense of a suit brought by or in the right of the Company, or where such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company unless and only to the extent the Court of Chancery determines that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses.

           Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy, which provides coverage in the amount of $10,000,000, subject to a maximum deductible of $200,000 per loss and excludes coverage for dishonest, fraudulent or criminal acts and situations where the officer or director gained a personal advantage or profit.

Item 7.    Exemption from Registration Claimed

           Not applicable.

Item 8.    Exhibits

           4.1 Plan and Agreement of Merger dated as of January 22, 1988, by and between Daniel Industries, Inc., a Texas corporation ("Daniel Texas"), and Daniel Industries, Inc., a Delaware corporation (the "Company"), filed as Exhibit 2.1 to the Company's Registration of Securities of Certain Successor Issuers on Form 8-B, and hereby incorporated by reference herein.

           4.2   Certificate of Incorporation of the Company, filed as Exhibit
                 3.1 to the Company's Registration of Securities of Certain Successor Issuers on Form 8-B dated May 5, 1988, and hereby incorporated by reference herein.

           4.3 By-Laws of the Company, as amended through February 2, 1995, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended September 30, 1995 and hereby incorporated by reference herein.

           4.4 Certificate of Designation, Powers, Preferences and Rights of Series A Junior Participating Preferred Stock filed as Exhibit
                 3.3 in the Company's Amendment to Application or Report on Form 8 amending the Company's Annual Report on Form 10-K for the year ended September 30, 1990, and hereby incorporated by reference herein.

           4.5 Note Purchase Agreement dated as of December 5, 1988, between the Company and The Variable Annuity Life Insurance Company, The Mutual Benefit Life Insurance Company, MONY Life Insurance Company of America and MONY Legacy Life Insurance Company (including the form of the Company's Senior Notes in the aggregate in the principal amount of $20,000,000) filed as
                 Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended September 30, 1988, and hereby incorporated by reference herein.

           4.6 Rights Agreement dated as of May 31, 1990, between the Company and Wachovia Bank and Trust Company, N.A., as Rights Agent, filed as Exhibit 1 to the Company's Registration of Certain Classes of Securities on Form 8-A filed June 5, 1990, and hereby incorporated by reference herein.

           4.7 Daniel Industries, Inc. 1995 Non-Employee Directors' Stock Option Plan

           5.1   Opinion of Thomas L. Sivak.

           23.1  Consent of Thomas L. Sivak (included in Exhibit 5.1).

           23.2  Consent of Price Waterhouse LLP.

           24.1  Power of Attorney (contained on page II-5 hereof).

Item 9.    Undertakings

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 18, 1996.



                           DANIEL INDUSTRIES, INC.
                           (Registrant)



                           By:              /s/    Michael R. Yellin
                               ------------------------------------------------
                                                  (Michael R. Yellin)
                               Vice President, Secretary and Treasurer



                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. A. Griffin, III and Michael R. Yellin, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Name                                     Title                            Date
 ----------------------------------------- --------------------------------------  -----------------------
           /s/  Richard L. O'Shields                      Director                      March 6, 1996
          --------------------------------
               (Richard L. O'Shields)





           /s/     W. A. Griffin, III              Director, President and              March 6, 1996
          --------------------------------         Chief Executive Officer
                  (W. A. Griffin, III)

        /s/ Henry G. Schopfer, III              Vice President-Finance                 March 6, 1996
 -----------------------------------------      (Principal Financial Officer)
          (Henry G. Schopfer, III)


            /s/ Mary Beshears                           Controller                     March 6,  1996
 -----------------------------------------
               (Mary Beshears)

        /s/ Ralph H. Clemons, Jr.                       Director                       March 6, 1996
 -----------------------------------------
           (Ralph H. Clemons, Jr.)

           /s/ Gibson Gayle, Jr.                         Director                      March 6, 1996
 -----------------------------------------
              (Gibson Gayle, Jr.)

         /s/ Ronald C. Lassiter                      Chairman of the                   March 6, 1996
 -----------------------------------------          Board of Directors
            (Ronald C. Lassiter)

         /s/ Leo E. Linbeck, Jr.                         Director                      March 6, 1996
 -----------------------------------------
            (Leo E. Linbeck, Jr.)

             /s/ Ralph F. Cox                            Director                      March 6, 1996
 -----------------------------------------
                (Ralph F. Cox)

             /s/ W. A. Griffin                           Director                      March 6, 1996
 -----------------------------------------
                (W. A. Griffin)

            /s/ Brian E. O'Neill                         Director                      March 6, 1996
 -----------------------------------------
               (Brian E. O'Neill)

                               INDEX TO EXHIBITS


  Exhibit
  Number                              Description
  ------                              -----------
    4.7        Daniel Industries, Inc. 1995 Non-Employee Directors' Stock Option Plan

    5.1        Opinion of  Thomas L. Sivak, General Counsel to the Company

   23.1        Consent of Price Waterhouse LLP

   23.2        Consent of  Thomas L. Sivak, General Counsel to the Company
               (contained in Exhibit 5.1)

   24.1        Power of Attorney (contained on page II-5 hereof)